UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2024

PennyMac Financial Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38727	83-1098934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3043 Townsgate Road, Westlake Village, California	91361
(Address of principal executive offices)	(Zip Code)

(818) 224-7442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	PFSI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed in the current and periodic reports of PennyMac Financial Services, Inc. (the “Company”), on November 5, 2019, Black Knight Servicing Technologies, LLC (“Black Knight”), now a wholly-owned subsidiary of Intercontinental Exchange, Inc. (NYSE: ICE), filed a Complaint and Demand for Jury Trial in the Fourth Judicial Circuit Court in and for Duval County, Florida (the “Florida State Court”), captioned Black Knight Servicing Technologies, LLC v. PennyMac Loan Services, LLC (“PLS”), Case No. 2019-CA-007908, alleging breach of contract and misappropriation of MSP® System trade secrets. On November 6, 2019, PLS filed unlawful monopolization claims against Black Knight pursuant to the Sherman Act and Clayton Act seeking injunctive relief. On March 30, 2020, the Florida State Court granted a motion to compel arbitration filed by the Company, after which all claims of the Company and Black Knight were consolidated into a binding arbitration.

On November 28, 2023, the arbitrator issued an interim award (the “Interim Award”) granting in part and denying in part Black Knight’s breach of contract claim. The arbitrator’s Interim Award also denied in full Black Knight’s claim of trade secrets misappropriation. The Interim Award granted Black Knight monetary damages in the amount of $155,230,792, plus prejudgment interest and reasonable attorneys’ fees, and it denied in full all of Black Knight’s claims for injunctive and declaratory relief.

The Interim Award also granted PLS’ claim that Black Knight violated federal antitrust laws, specifically unlawful monopolization in violation of Section 2 of the Sherman Act, and granted PLS’ claim for injunctive relief under the Sherman Act and Clayton Act, as well as its reasonable attorneys’ fees and costs. The parties subsequently agreed not to seek attorneys’ fees or costs on any claims.

As a result of the Interim Award, PLS’ loan servicing technology, known as Servicing Systems Environment, or SSE, and all related intellectual property and software developed by or on behalf of PLS, remain the proprietary technology of PLS, free and clear of any restrictions on use. To this end, the arbitrator expressly enjoined Black Knight from claiming ownership to any portion of SSE or preventing the Company from commercializing SSE. Black Knight is also enjoined from enforcing any of its contract clauses requiring that its clients process their loans exclusively on the MSP platform.

On January 12, 2024, the arbitrator issued the final award (the “Final Award”), reducing Black Knight’s monetary damages to $150,231,878, plus interest. As a result of the Final Award, the Company reported a pretax expense accrual of $158.4 million in its financial results for the fourth quarter of fiscal year 2023 on February 1, 2024. On February 14, 2024, the Company paid in full and Black Knight accepted payment of all damages and accrued interest due under the Final Award.

On March 15, 2024, the Florida State Court confirmed the Final Award, giving the rulings and remedies therein preclusive effect.

The information in Item 8.01 of this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference into any disclosure document relating to the Company, except to the extent, if any, expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC FINANCIAL SERVICES, INC.

Dated: March 18, 2024	/s/ Daniel S. Perotti
Daniel S. Perotti
Senior Managing Director and Chief Financial Officer